Back to Form 10K

Exhibit 21. Capital City Bank Group, Inc. Subsidiaries, as of December 31, 2006.

Direct Subsidiaries:
Capital City Bank
CCBG Capital Trust I (Delaware)
CCBG Capital Trust II (Delaware)

Indirect Subsidiaries:
Capital City Banc Investments, Inc. (Florida)
Capital City Services Company (Florida)
Capital City Trust Company (Florida)
First Insurance Agency of Grady County, Inc. (Georgia)
FNB Financial Services, Inc. (Georgia)
Southern Oaks, Inc. (Delaware)
Capital City Mortgage Company (Florida) - Inactive